As filed with the Securities and Exchange Commission on October 31, 2005

Registration No.  333 - ________

==============================================================================

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SAMOYED ENERGY CORP.

(Name of small business issuer in its charter)

NEVADA (State or jurisdiction of incorporation or organization)	2741 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)

10870 Harvest Lake Way NE, Calgary, Alberta  Phone (403) 617-8786

(Address and telephone number of principal executive offices)

Paracorp Incorporated

318 North Carson Street, Suite 208, Carson City, Nevada 89701  Telephone: (888) 972-7273

(Name, address and telephone numbers of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

W. SCOTT LAWLER, ESQ

41877 Enterprise Circle N., Temecula, California 92590 Telephone: (951) 506-8888  Facsimile: (951) 506-8877

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered[1]	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	3,000,000	$0.10	$300,000.00	$35.31

(1)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion

Prospectus

Samoyed Energy Corp.

3,000,000 shares of

Common Stock

This is a public offering of 3,000,000 shares of common stock of Samoyed Energy Corp., a Nevada corporation (“Samoyed”) at a price of $0.10 per share.

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 4 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state or provincial securities commission, nor has the SEC or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

Following the registration statement on Form SB-2 in which this prospectus is included becoming effective, we intend to have a market maker apply for approval of our common stock for quotation on the Over-the Counter / Bulletin Board quotation system. No assurance can be made however that we will be able to locate a market maker to submit such application or that such application will be approved.

Our common stock is presently not listed on any national securities exchange or the Nasdaq Stock Market.

The Offering:

3,000,000 shares Offered	Price Per Share	Total
Public Price	$0.10	$300,000
Underwriting Discounts and Commissions	- 0 -	$ 0
Total	$0.10	$300,000

This is a best efforts public offering, with no minimum purchase requirement.

1. Samoyed is not using an underwriter for this offering.

2. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.  Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.  Any funds raised from this offering will be immediately available to Samoyed Energy Corp. for its use.

3. The closing date for this offering is December 31, 2006.

The information in this prospectus is not complete and may be changed.  Samoyed Energy Corp. may not sell these securities until the registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is October, 2005.

TABLE OF CONTENTS

Item No.	Item in Form SB-2 Prospectus Caption	Page No.
1	Front of Registration Statement and Outside Front Cover Page of Prospectus
2	Prospectus Cover Page
3	Prospectus Summary and Risk Factors	3
4	Use of Proceeds	8
5	Determination of Offering Price	9
6	Dilution	9
7	Selling Security Holders	10
8	Plan of Distribution	10
9	Legal Proceedings	10
10	Directors, Executive Officers, Promoters and Control Persons	11
11	Security Ownership of Certain Beneficial Owners and Management	12
12	Description of Securities	12
13	Interest of Named Experts and Counsel	12
14	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	13
15	Organization within Last Five Years	13
16	Description of Business	14
17	Plan of Operation	18
18	Description of Property	20
19	Certain Relationships and Related Transactions	20
20	Market for Common Equity and Related Stockholder Matters	21
21	Executive Compensation	22
22	Financial Statements	22
23	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	23

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

Item 3.   Prospectus Summary and Risk Factors

The Company

Samoyed Energy Corp. (referred to in this prospectus as “Samoyed”, “us”, “we” and “our”)  was incorporated on August 31, 2005 in the State of Nevada.  Samoyed's principal executive offices are located at 10870 Harvest Lake Way NE, Calgary, Alberta, Canada, V3M 6H5.  Our telephone number is (403) 617-8786. As of the date of this prospectus, we have no revenue or operations.

We are a development stage company.  We have not had any revenues or operations and we have few assets.  We do not expect to have revenues until at least six months after this registration statement becomes effective.

Since incorporation, we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations.  Samoyed has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.

We were formed to operate in Canada as an oil and gas exploration, development, production and acquisition company.  As of the date hereof, Samoyed has no interests in oil and gas properties.

We plan to aggressively acquire, exploit and explore for oil and gas prospects.  We will focus on acquisitions of oil and gas properties where management believes further exploitation and development opportunities exist.  While largely opportunity driven, Samoyed plans to pursue a balanced portfolio of crude oil and natural gas prospects.  In selecting exploration, exploitation and development prospects, management of Samoyed will choose those that offer an appropriate combination of risk and economic reward, recognizing that all drilling involves substantial risk and that a high degree of competition exists for prospects. We do not intend to purchase other oil and gas companies, but rather identify oil and gas projects that other companies have made available on the open market. No assurance can be given that drilling will prove successful in establishing commercially recoverable reserves. See ''Risk Factors''

Samoyed’s business strategy is to acquire, exploit and explore for oil and natural gas reserves throughout Canada. Samoyed will focus on exploration and acquisition opportunities in the Provinces of Saskatchewan, Alberta and British Columbia with the goal of maintaining high working interests in properties that will allow for operatorship or the potential for operatorship. Acquisitions will be targeted in areas that will compliment the company’s exploration endeavors.

Samoyed intends to focus its business operations on obtaining higher quality reservoirs and to create value through exploitation, development and exploration activities on to be acquired oil and gas prospects with a view to increasing shareholder value and returns, taking into account Samoyed’s financial position, taxability and access to debt and equity financing.

Initially the focus of Samoyed will be to acquire producing properties in order to establish base cash flow and production levels.  We expect to compliment our acquisition focus with exploitation and exploration drilling after completing our initial focus of the acquisition of production.

Samoyed will endeavor to acquire and explore for longer life reserves that will withstand several pricing cycles and will attempt to focus its asset base on a select number of areas with desirable characteristics. It is anticipated that the number and diversity of these focus areas will expand with the growth of our business.

Summary of Financial Information

As at September 30, 2005
Current Assets	$34,950
Current Liabilities	$1,250
Shareholders’ Equity	$33,700
From August 31, 2005 to September 30, 2005
Revenue	$0
Net Loss	$1,300

We have not begun operations and are currently without revenue.  Our company has no employees at the present time.  As at September 30, 2005, our accumulated deficit was $1,300.  We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

The Offering

Common Shares Outstanding Before This Offering	3,500,000
Maximum Shares Being Offered	3,000,000
Maximum Common Shares Outstanding After This Offering	6,500,000

Samoyed Energy Corp. is authorized to issue 75,000,000 shares of common stock.  Current shareholders of Samoyed collectively own 3,500,000 shares of restricted common stock.

This offering consists of 3,000,000 shares of Samoyed Energy Corp. common stock (the “Offering”).  The Offering price is $0.10 per share.

There is currently no public market for the common stock of Samoyed, as it is presently not traded on any market or securities exchange.

RISK FACTORS

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in Samoyed Energy Corp.  Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

Failure to Secure Additional Financing May Affect our Company’s Ability to Survive.

We may require additional financing in addition to the funds we hope to raise from the sale of shares offered under this prospectus in order to establish profitable operations.  Such financing, if required, may not be forthcoming.  Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure the needed additional financing will have a very serious effect on Samoyed’s ability to survive.

Inability of Officers and Directors to Devote Sufficient Time to the Operation of the Business May Limit Samoyed’s Success.

Presently the officers and directors of Samoyed allocate only a portion of their time to the operation of Samoyed’s business.  Should the business develop faster than anticipated, the officers and directors may not be able to devote sufficient time to the operation of the business to ensure that it continues as a going concern.  Even if this lack of sufficient time of our management is not fatal to Samoyed’s existence it may result in limited growth and success of the business.

Unproven Profitably Due to Lack of Operating History Makes an Investment in Samoyed an Investment in an Unproven Venture.

Samoyed Energy Corp. was formed on August 31, 2005.  As of this date, we do not have any revenues or operations, and we have few assets.  We do not expect to have revenues until at least six months after this prospectus becomes effective.

Due to our lack of operating history, the revenue and income potential of our business is unproven.  If we cannot successfully implement our business strategies, we may not be able to generate sufficient revenues to operate profitably.  Since our resources are very limited, insufficient revenues would result in termination of our operations, as we cannot fund unprofitable operations, unless additional equity or debt financing is obtained.

With No Minimum Share  Sale Requirement it is Possible that Samoyed Fails to Commence Operations Despite Having Raised some Funds from this Offering.

The offering is not subject to any minimum share  sale requirement.  Consequently, the early investor is not assured of any other, later shares being sold.  You may be the only purchaser.  If Samoyed fails to sell the entire Offering, it may never commence operations and your investment would be lost.

Difficulty For Samoyed Stockholders to Resell Their Stock Due to a Lack of Public Trading Market

There is presently no public trading market for our common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future.  We intend to have our common stock quoted on the OTC/Bulletin Board as soon as practicable.  However, there can be no assurance that Samoyed's shares will be quoted on the OTC/Bulletin Board.  Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock.  If a market for our common stock does develop, our stock price may be volatile.

Our independent auditors’ report states that there is a substantial doubt that we will be able to continue as a going concern.

Our independent auditors,

Smith & Company, state in their audit report, dated October 12, 2005, and included with this prospectus, that since we are a development stage company, have no established source of revenue and are dependent on our ability to raise capital from shareholders or other sources to sustain operations, there is a substantial doubt that we will be able to continue as a going concern.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share.  Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC/Bulletin Board or “OTC/BB”. Following the date that the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with the NASD an application on Form 15c(2)(11) for approval for our shares to be quoted on the OTC/BB. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC/BB, it is very likely that our stock will be considered a “penny stock”. In that case, purchases and sales of our shares will be generally facilitated by NASD broker-dealers who act as market makers for our shares.  The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Our business operations will be speculative.  The failure of our plans could ultimately force us to reduce or suspend operations and even liquidate any  asset,  should we acquire assets, and wind-up and dissolve our company.

Samoyed's business is the acquisition and operation of oil and natural gas assets that either produce or that we hope will produce revenue.  As of September 30, 2005, our only assets consist of cash of $29,950 and prepaid expenses of $5,000.  Exploration and development of oil and natural gas is extremely risky, particularly given our present financial condition.  An investment in our company should be considered highly speculative due to that fact that oil and gas exploration involves a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to overcome.  There is no assurance that expenditures we make on acquiring producing oil and gas properties will result in revenues.  There is no assurance that future exploration will result in new discoveries of oil or gas.  Exploratory drilling is very expensive and is subject to numerous risks, including the risk that no commercially productive oil and natural gas reservoirs will be encountered.  The cost to drill, complete and operate wells is often uncertain, and drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors including unexpected drilling conditions, abnormal pressures, equipment failures, premature declines of reservoirs, blow-outs, cratering, sour gas releases, fires, spills or other accidents, as well as weather conditions, compliance with governmental requirements, delays in receiving governmental approvals or permits, unexpected environmental issues and shortages or delays in the delivery of equipment. These uncertainties could result in our portion of the drilling costs exceeding our financial resources to fund the drilling and therefore could result in suspension of drilling activities prior to completion of a well. Our inability to participate in the drilling of wells that produce commercial quantities of oil and natural gas would have a material adverse effect on our business, financial condition and results of operations.

Future oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after exploration, drilling, operating and other costs.  Completion of wells does not ensure a profit on the investment or recovery of exploration, drilling, completion and operating costs.  Drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect production.  Adverse conditions include delays in obtaining governmental approvals or consents, shut-ins of connected wells resulting from extreme weather conditions, insufficient storage or transportation capacity or other geological and mechanical conditions.

Samoyed intends to identify exploration and development projects  or existing oil and gas production. There can be no guarantee that we will be successful in locating and acquiring working interests in projects of merit or in location of a suitable exploration and development project.

Our future operating results may fluctuate significantly and are difficult to predict.

Our future operating results may fluctuate significantly depending upon a number of factors including industry conditions, prices of oil and natural gas, rate of drilling success, rates of production from completed wells and the timing of capital expenditures.  This variability makes it very difficult to predict when we might reach profitability and hence would have a serious impact on the value of investor's investment in our company.  In addition, any failure or delay in the realization of expected cash flows from initial operating activities could limit our future ability to continue exploration and to participate in economically attractive projects.

A significant or prolonged decrease in oil and natural gas prices will seriously and  negatively impact our business plans and operations.

Oil and natural gas are commodities whose prices are determined based on world demand and supply.  It is impossible to predict future oil and natural gas price movements with any certainty, as they have historically been subject to wide fluctuations in response to a variety of market conditions, including relatively minor changes in the supply and demand for oil and natural gas, economic, political and regulatory developments, and competition from other sources of energy.

Any extended or substantial decline in oil and natural gas prices would have a material adverse effect on our ability to negotiate favorable joint ventures with viable industry participants, our ability to acquire drilling rights, the volume of oil and natural gas that could be economically produced, our cash flow and our access to capital.

We do not currently intend to engage in hedging activities (although we reserve the right to do so in the future), and may be more adversely affected by fluctuations in oil and natural gas prices than other industry participants that do engage in such activities.  A sustained material decline in prices from historical average prices could add additional limitation factors to our borrowing base, reducing credit available to our company.  Our business, financial condition and results of operations would be materially and adversely affected by adverse changes in prevailing oil and natural gas prices.

Our officers have limited experience in marketing oil and natural gas.

If we pursue development of an oil and gas prospect without a partner, we will have to establish markets for any oil and natural gas we do produce and we will also have to market our oil and natural gas to prospective buyers.  The marketability and price of oil and natural gas, which may be acquired or discovered by us, will be affected by the differential between the price paid by refiners for light quality oil and the grades of oil produced by us.  Our ability to market our oil and gas production may depend upon our ability to acquire space on pipelines which deliver oil and gas to commercial markets.  We will also likely be affected by deliverability uncertainties related to the proximity of our reserves to pipelines and processing facilities and relating to price, taxes, royalties, land tenure, allowable production, and the export of oil and natural gas.   We have limited direct experience in the marketing of oil and natural gas.

We compete directly with independent, technology-driven exploration and service companies, and with major oil and natural gas companies in our exploration for and development of commercial oil and natural gas properties.

The oil and natural gas industry is highly competitive.  Many companies and individuals are engaged in the business of acquiring interests in and developing oil and natural gas properties, and the industry is not dominated by any single competitor or a small number of competitors.  We will compete with numerous industry participants for the acquisition of land and rights to prospects, and for the equipment and labor required to drill and develop those prospects.  Many of these competitors have financial, technical and other resources substantially in excess of those available to us.  These competitive disadvantages could adversely affect our ability to participate in projects with favorable rates of return.

We may be unable to effectively manage our planned growth.

Our success will depend upon the expansion of our business.  Expansion will place a significant strain on our financial, management and other resources, and will require us, among other things, to change, expand and improve our operating, managerial and financial systems and controls and improve coordination between our various corporate functions.  We presently have no full time employees or management personnel.

We presently have no properties. We intend to acquire further properties which are expected to be development, exploration or producing properties.  We may rely on outside operators for the operations of our oil and gas properties.  Should we begin operating our own oil and gas properties we will be forced to hire either field contractors or our own field staff and management personnel to oversee the field operations.

Our inability to effectively manage our growth, including the failure of any new personnel we hire to achieve anticipated performance levels, would have a material adverse effect on our business, financial condition and results of operations.

Our President may  face possible conflicts of interest through dual directorships.

Our President, Mr. Christopher Yee serves as a director for Buckskin Petroleum Inc. that operates in the oil and gas industry.  It is possible that Mr. Yee may face a conflict of interest if he obtains information regarding an oil and gas asset available for acquisition that would fall in the parameters of acquisitions being sought by both companies.  Samoyed expects that if such event did occur, that Mr. Yee would pass the information regarding such acquisition to both companies for consideration and withdraw from further activity regarding such asset except with the written consent of both companies.

Samoyed has had no business interaction with Buckskin Petroleum Inc.

There is a possibility that we could incur environmental liabilities that are not covered by insurance, which liabilities could be in excess of any revenues or assets that we may accumulate.

We intend to carry liability insurance for any of our own operations of our oil and gas assets and we intend that any operations of our oil and gas assets conducted by third party operators will carry excess liability insurance contracted by the operator.  In the event that losses or damages result from the operation of the assets that are not covered by our insurance in the case of us operating or by the operator's insurance in the case of those assets operated by third parties then in both cases these losses or damages would become a liability for Samoyed.  It is possible that uncovered losses and damages could be incurred which could cause us to have to file for bankruptcy protection from the courts.

Item 4. Use of Proceeds

We intend to raise $300,000 from the sale of 3,000,000 shares of common stock at $0.10 per share.  This Offering has a maximum amount of $300,000 and no minimum.  Samoyed has no intention to return any stock sales proceeds to investors if the maximum amount is not raised.

Readers will note that Samoyed has already raised a total of $35,000 from the sale of common stock.  The total amount of $35,000 has been raised from the sale of stock to affiliates, officers and directors; these shares sold are restricted and are not being registered in this offering.  As at September 30, we had prepaid expenses of  $5,000 to legal counsel against legal expenses and office and administration expenses of $50.00.  We estimate it will require an additional $26,250 to complete this offering. We intend to use our existing cash, of which we have $29,950 as of September 30, 2005 to pay the remaining balance of $26,250 in expenses of this offering.  None of the offering expenses are to be paid out of the proceeds of this offering.  The entire sum of monies we raise from this offering will be used to finance Samoyed’s plan of operations.  None of the proceeds of this offering will be used to repay any existing debt. None of the proceeds will be used to pay officers or directors or to repay any loans from officers or directors.

The following table indicates how Samoyed intends to use these proceeds of this offering.

Proceeds from Sale of Common Stock	$300,000
Expenses Exploration and development activities Legal and Accounting Consulting Office Furniture, Equipment and Supplies Miscellaneous Administration Expenses Total	240,000 20,000 10,000 15,000 15,000 $300,000

The above expenditure items are defined as follows:

Exploration and development: This item refers to the cost for us to acquire, exploit and explore for oil and gas prospects. Samoyed will focus on acquisitions of oil and gas properties where management believes further exploration, exploitation and development opportunities exist.

Legal and Accounting:  This expenditure item refers to the normal legal and accounting costs associated with fulfilling the reporting and auditing obligations of a public company. It will also cover the cost of preparation of appropriate agreements and documents. We expect to be making these expenditures throughout the year, commencing on the effective date of the registration statement, of which this prospectus is a part.

Consulting: This expenditure item refers to the total cost of consulting with industry experts and consulting engineers.

Office Furniture, Equipment and Supplies:  This expenditure refers to items such as a photocopier, fax machine, scanner, telephone system, shredder, binding machine, fire retardant filing cabinets and other similar office requirements.  It also includes regular office supplies such as pens, paper and ink cartridges. Samoyed expects to begin making these purchases during the sixth month of operations after the effective date of this prospectus.

Hosting and Telecom: This item refers to the cost of hosting our website and basic monthly telephone and fax services. The amount indicated covers the first year of operations.

Miscellaneous Administration Expenses:  This expense refers to any miscellaneous costs that have not been otherwise listed - such as bank service charges and sundry items.  This amount will cover such costs during the first year of operation.

Item 5. Determination of Offering Price

There is no established market for our stock. The offering price for shares sold pursuant to this offering is set at $0.10.  The 3,500,000 shares of Common stock already purchased by affiliates, officers and directors, were sold for $0.01 per share. All of the shares of outstanding stock are restricted. The additional factors that were included in determining the sales price are the lack of liquidity since there is no present market for our stock and the high level of risk considering our lack of operating history.

Item 6. Dilution

“Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity.  Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock.  Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

Samoyed is offering shares of its common stock for $0.10 per share through this offering. Since its inception on August 31, 2005, its affiliates, officers and directors have purchased shares of its common stock for $0.01 per share.

As at September 30, 2005, the net tangible book value of Samoyed was $0.00963 per share.  If Samoyed is successful in selling all of the offered shares at the public offering price, the pro forma net tangible book value of Samoyed would be $302,450 or approximately $ 0.0465 per share, which would represent an immediate increase of $0.0369 in net tangible book value per share and $ 0.0535 or 53.47% per share dilution to new investors, assuming all the shares are sold at the offering price of $0.10 per share.

Following is a table detailing dilution to investors if 10%, 50%, 75%, or 100% of the offering is sold.

	10%	50%	75%	100%
Net Tangible Book Value Per Share Prior to Stock Sale	0.0096	0.0096	0.0096	0.0096
Net Tangible Book Value Per Share After Stock Sale	0.0085	0.0305	0.0396	0.0465
Increase in Net Book Value Per Share Due to Stock Sale	(0.0011)	0.0209	0.0299	0.0369
Immediate Dilution (subscription price of $.10 less net tangible book value per share)	0.0915	0.0695	0.0604	0.0535

Assuming all the shares are sold, the following table illustrates the pro forma per share dilution:

Price to the Public (1)

Net tangible book value per Share before Offering (2)

Increase Attributable to purchase of Stock by New Investors (5)

Net tangible book value per Share after Offering  (3), (4)

Immediate Dilution to New Investors (6)

Percent Immediate Dilution to New Investors (7)

$ 0.10 $ 0.0096 $0.0369 $ 0.0465 $ 0.0535 53.47%

(1)

Offering price per equivalent common share.

(2)

The net tangible book value per share before the offering is determined by dividing the number of shares of common stock outstanding into the net tangible book value of Samoyed.

(3)

(4)

The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to Samoyed from the current offering less the offering costs of $31,250.

(5)

 The net tangible book value per share after the offering is determined by dividing the number of shares that will be outstanding after the offering into the net tangible book value after the offering as determined in Note 3.

(6)

The increase attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering and subtracting from it the net tangible book value per share before the offering.

(7)

The dilution to new investors is determined by subtracting the net tangible book value per share after the offering from the public offering price, giving a dilution value.

(8)

The percent of immediate dilution to new investors is determined by dividing the dilution to new investors by the price to the public.

These two paragraphs compare the differences of your investment in our shares with the share investment of our existing stockholders, the officers and directors of Samoyed.  The existing stockholders have purchased a total of 3,500,000 shares for an aggregate amount of $35,000, or an average cost of $0.001 per share.  Your investment in our shares will cost you $0.10 per share.  In the event that this offering is fully subscribed the book value of the stock held by the existing stockholders will increase by $0.369 per share, while your investment will decrease by $0.0535 per share.

If this offering is fully subscribed, the total capital contributed by new investors will be $300,000.00.  The percentage of capital contribution will then be 10.45% for the existing stockholders and 89.55% for the new investors.  The existing stockholders will then hold, as a percentage, 53.85% of the issued and outstanding shares of Samoyed, while the new investors will hold, as a percentage, 46.15%.

Item 7. Selling Security Holders

Our current shareholders are not selling any of the shares being offered in this prospectus.

Item 8. Plan of Distribution

Upon effectiveness of the registration statement, of which this prospectus is a part, we will conduct the sale of shares we are offering on a self-underwritten, best–efforts basis.  There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making. The officers and directors of Samoyed, Mr. Christopher Yee, Mr. Dan Koyich, Mr. Dave Burroughs and Mr. Wally Yee, will sell securities on behalf of Samoyed in this offering.  Messers. Yee, Koyich, Burroughs and Yee are not subject to a statutory disqualification as such term is defined in Section 3 (a)(39) of the Securities Exchange Act of 1934.  They will rely on Rule 3a4-1 to sell Samoyed’s securities without registering as broker-dealers.  They are serving as officers and directors and primarily perform substantial duties for or on behalf of Samoyed otherwise than in connection with transactions in securities and will continue to do so at the end of the offering, and have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every twelve months.  Our officers and directors will not receive commissions or other remuneration in connection with their participation in this offering based either directly or indirectly on transactions in securities.  Our officers and directors intend to contact people that they know from previous business relationships in connection with their efforts to sell the securities offered by this prospectus.

We plan to offer our shares to the public, at a price of $0.10 per share, with no minimum amount to be sold.  The officers, directors and existing shareholders and affiliates will not purchase any shares under this offering.  We will keep the offering open until we sell all of the shares registered, or December 31, 2006, which ever occurs first.  There can be no assurance that we will sell all or any of the shares offered.  We have no arrangement or guarantee that we will sell any shares.  All subscription checks will be made payable to Samoyed Energy Corp. or as Samoyed may otherwise direct.

Item 9. Legal Proceedings

Samoyed Energy Corp. is not a party to any pending legal proceedings, nor is Samoyed aware of any governmental authority contemplating any legal proceeding against it.

Item 10. Directors, Executive Officers, Promoters and Control Persons

Christopher F. Yee, President, Member of the Board of Directors, age 48

Mr. Christopher Yee served as Samoyed’s President and a member of Samoyed’s Board of Directors since September 1, 2005.  The term of his office is for one year and is renewable on an annual basis.   Mr. Yee is presently President of Richmond Capital Corp., a private corporate finance company and he is also a practicing Chartered Accountant since 1982.  Since April, 2004, Mr. Yee has been CFO of Buckskin Petroleum Inc. which is an oil and gas exploration company active in Southern California.  Prior to that, Mr. Yee was corporate finance associate with Groome Capital Advisory Inc., a company located in Vancouver, British Columbia from February until August 1996.  From May of 1991 to May, 1992, Mr. Yee was President and director for Hockey Hose Athletic Inc. located in Calgary, Alberta which was a manufacturer of an athletic garment patented by Mr. Yee. Mr. Yee is a member of the Institute of Chartered Accountants of Alberta and holds a Bachelor of Science degree from the University of British Columbia.

Mr. Yee is currently devoting approximately 30 hours a week of his time to Samoyed.  He is prepared to spend up to 30 hours a week of his time upon commencement of our operations, and as much as 40 hours a week during the critical first 6 months of operation.

Mr. Yee is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

Daniel R. Koyich, Secretary-Treasurer, Member of the Board of Directors, age 66

Mr. Daniel Koyich has served as Samoyed’s Secretary and Treasurer and a member of the Board of Directors since September 1, 2005. The term of his office is for one year and is renewable on an annual basis.  Mr. Koyich is currently the President of JeanDan Management Ltd. and has been since June 1977, a company which offers consulting services regarding investor relations, public relations, business administration and financing.  Mr. Koyich is currently devoting approximately 20 hours a week of his time to Samoyed.  He is prepared to spend up to 30 hours a week of his time upon commencement of our operations, and as much as 40 hours per week during the critical first 6 months of operations.

Mr. Koyich is not an officer or director of any reporting company that files annual, quarterly or periodic reports with the United States Securities and Exchange Commission.

Dave Burroughs, Member of the Board of Directors, age 43

Mr. Dave Burroughs served as a member of the Board of Directors since Samoyed’s inception on September 1, 2005.  The term of his office is for one year and is renewable on an annual basis.  Mr. Burroughs is currently President/General Manager of Chemserv Products Inc. an Alberta based Oil and Gas Specialty Chemical Service Company and has held this position since October 2000. Mr. Burroughs has 22 years of corporate and technical management experience in the oil and gas service industry including international business experience and investment knowledge in the oil and gas business as well as previous public company experience.

Mr. Dave Burroughs is not an officer or director of any reporting company that files annual, quarterly or periodic reports with the United States Securities and Exchange Commission.

Wally Yee, Member of the Board of Directors, age 45

Mr. Wally Yee, has been a Senior/Lead Engineer with Fluor Canada Ltd. since 1994 designing infrastructure services on projects including Opti/Nexen Long Lake Upgrader Project, Syncrude Upgrading Expansion at Fort McMurray, Alberta and EPC of the mining and extraction facilities for 95 MM tonnes/annum of oil sands for Albian Sands Energy Inc. at Muskeg River, Alberta. From 1988 to 1993, Mr. Yee was Project Engineer with Kilborn Engineering Ltd. located in Vancouver, British Columbia where he had responsibilities in mining and transportation.  Mr. Wally Yee is the brother of our President, Mr. Christopher Yee.

Mr. Yee is not an officer or director of any reporting company that files annual, quarterly or periodic reports with the United States Securities and Exchange Commission.

Item 11. Security Ownership of Certain Beneficial Owners and Management

The following is a table detailing the current shareholders of Samoyed owning 5% or more of the common stock, and shares owned by Samoyed’s directors and officers as of September 30, 2005:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Dave Burroughs Director 11531 15 Ave Edmonton, Alberta T6J 7C9	500,000	14.29%
Common	Christopher Yee Director, President 10870 Harvest Lake Way NE Calgary, Alberta T3K 4L1	500,000	14.29%
Common	Dan Koyich Director, Secretary/Treasurer 1451 Acadia Dr SE Calgary, Alberta T2J 5B1	500,000	14.29%
Common	Wally Yee Director 9716 Oakhill Dr SW Calgary, Alberta T2V 3W5	500,000	14.29%
Common	Directors and officers as a group of four (4)	2,000,000	57.16%

Common	Scott Koyich 47 Valley Crest Rise NW Calgary, Alberta T3B 5Y3	500,000	14.29%

 The percentage of class is based on the total number of shares outstanding of 3,500,000.

Item 12. Description of Securities

Common Stock

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock with $0.001 par value.  We are not authorized to issue any series or shares of preferred stock. Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote.  Cumulative voting for the election of directors is not permitted by the By-Laws of Samoyed.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of Samoyed, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.  Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of Samoyed’s common stock are issued, the relative interest of then existing stockholders may be diluted.

Item 13. Interest of Named Experts and Counsel

Samoyed has not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in Samoyed, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee, of Samoyed.

Smith & Company, of   Salt Lake City, Utah, have audited our financial statements for the period ended September 30, 2005 and presented its audit report dated October 12, 2005 regarding such audit which is included with this prospectus with Smith & Company’s consent as experts in accounting and auditing.

Lawler & Associates has issued an opinion on the validity of the shares offered by this prospectus, which has been filed as an Exhibit to this prospectus with Lawler & Associates’ consent.

Item 14. Disclosure of Commission Position of Indemnification for Securities Liabilities

The Nevada General Corporation Law requires Samoyed to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Company and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Section 10 of Samoyed Energy Corp.’s bylaws, Samoyed is authorized to indemnify its directors to the fullest extent authorized under Nevada Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling the Company pursuant to the foregoing provisions, Samoyed has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Organization Within Last Five Years

See “Certain Relationships and Related Transactions”, Item 19, below.

Item 16. Description of Business

Business Development

Samoyed Energy Corp. was incorporated on August 31, 2005, in the State of Nevada.  We have not yet begun our business operations and we currently have no revenue and no significant assets. Samoyed has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.  Since becoming incorporated, Samoyed has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.  Samoyed is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Neither Samoyed nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of Issuer

Samoyed was formed to operate in Canada as an oil and gas exploration, development, production and acquisition company. As at the date hereof, Samoyed has no interests in oil and gas properties.

Samoyed plans to acquire, exploit and explore for oil and gas prospects. Samoyed will focus on acquisitions of oil and gas properties where management believes further exploration, exploitation and development opportunities exist.

While largely opportunity driven, the Corporation plans to pursue a balanced portfolio of crude oil and natural gas prospects. In selecting exploration, exploitation and development prospects, management of Samoyed will choose those that offer an appropriate combination of risk and economic reward, recognizing that all drilling involves substantial risk and that a high degree of competition exists for prospects. No assurance can be given that drilling will prove successful in establishing commercially recoverable reserves. See ''Risk Factors''

Samoyed’s business strategy is to acquire, exploit and explore for oil and natural gas reserves throughout Canada. Samoyed will focus on exploration and acquisition opportunities in the Provinces of Saskatchewan, Alberta and British Columbia with the goal of maintaining high working interests in properties that will allow for operatorship or the potential for operatorship. Acquisitions will be targeted in areas that will compliment the company’s exploration endeavors. Samoyed will seek out, analyze and complete corporate mergers and asset acquisitions where value creation opportunities have been identified.

Samoyed will consistently use the following operation and financial management techniques to increase shareholder value and returns, taking into account Samoyed’s financial position, taxability and access to debt and equity financing:

•

Focus growth capital to higher quality reservoirs;

•

Utilize production enhancement techniques to increase productivity and add value within the parameters of good oilfield production practices;

•

Create value from Samoyed’s asset base through exploitation, development and exploration activities; and

•

Utilize risk management opportunities through hedging or other means for cash flow management.

Initially, the focus of Samoyed will be to acquire producing properties in order to establish base cash flow and production levels. This acquisition focus will be complimented with both exploitation and exploration drilling.

With a focus on enhancing shareholder value, Samoyed will look to acquire and develop oil and gas assets that have as many of the following characteristics as possible:

•

Exhibit the potential for delivering superior rates of return on capital employed;

•

Accretive to cash flow per share;

•

Accretive to net asset value;

•

Accretive to reserves per share;

•

•

Potential for value enhancement through further exploitation, including improved production practices, additional development drilling, infill drilling or re-drilling/re-completion and improved marketing arrangements;

•

Operatorship or the potential to obtain the same;

•

Assets that include associated undeveloped lands for development and exploration opportunities;

•

Geological opportunities with multi-zone potential;

•

Near-term market access and sufficient infrastructure for increased activity.

Samoyed will endeavor to acquire and explore for longer life reserves that will withstand several pricing cycles and will attempt to focus its asset base on a select number of areas with desirable characteristics. It is anticipated that the number and diversity of these focus areas will expand with the growth of the Corporation’s business.

Disclosure of Oil and Gas Activities:

We presently have no properties and no oil and gas operations.   We intend to seek acquisitions in the oil and gas industry.

Drilling Activity:

We have not undertaken any drilling activity as we presently have no properties.

Present Activities:

The Company will seek acquisitions in the oil and gas industry.  It presently has no business and no oil and gas properties.

Delivery Commitments:

The Company does not have any delivery commitments or any short or long term contractual obligations.

Marketing

We currently do not conduct any marketing activities.  When we have oil and gas producing properties, the sale of the extracted products is determined by existing market conditions.  We do not believe that any marketing activities will be necessary to conduct operations following the acquisition of any of the properties described above.  The properties described above currently have operators who will be responsible for the marketing.  Should we take on the operatorship of a property then one of the responsibilities would be the marketing of the products.  At this time, we have no plans for becoming an operator.

Pricing and Marketing - Oil

In Canada, producers of oil negotiate sales contracts directly with oil purchasers, with the result that the market determines the price of oil. The price depends in part on oil quality, prices of competing fuels, distance to market, the value of refined products and the supply/demand balance. Oil exports may be made pursuant to export contracts with terms not exceeding one year in the case of light crude, and not exceeding two years in the case of heavy crude, provided that an order approving any such export has been obtained from the National Energy Board of Canada (“NEB”). Any oil export to be made pursuant to a contract of longer duration (to a maximum of 25 years) requires an exporter to obtain an export license from the NEB and the issue of such a license requires the approval of the Governor in Council.

Pricing and Marketing - Natural Gas

In Canada, the price of natural gas sold in interprovincial and international trade is determined by negotiation between buyers and sellers. Natural gas exported from Canada is subject to regulation by the NEB and the Government of Canada. Exporters are free to negotiate prices and other terms with purchasers, provided that the export contracts continue to meet certain criteria prescribed by the NEB and the Government of Canada. Natural gas exports for a term of less than two years or for a term of two to 20 years (in quantities of not more than 30,000

m3/day) must be made pursuant to an NEB order. Any natural gas export to be made pursuant to a contract of longer duration (to a maximum of 25 years) or a larger quantity requires an exporter to obtain an export license from the NEB and the issue of such a license requires the approval of the Governor in Council.

The governments of Alberta, British Columbia and Saskatchewan also regulate the volume of natural gas which may be removed from those provinces for consumption elsewhere based on such factors as reserve availability, transportation arrangements and market considerations.

The North American Free Trade Agreement

On January 1, 1994, NAFTA became effective among the governments of Canada, the United States of America and

Mexico. NAFTA carries forward most of the material energy terms contained in the Canada-U.S. Free Trade Agreement. In the context of energy resources, Canada continues to remain free to determine whether exports to the

United States of America or Mexico will be allowed provided that any export restrictions do not: (i) reduce the proportion of energy resource exported relative to domestic use (based upon the proportion prevailing in the most recent 36 month period), (ii) impose an export price higher than the domestic price, and (iii) disrupt normal channels of supply. All three countries are prohibited from imposing minimum export or import price requirements.

NAFTA contemplates the reduction of Mexican restrictive trade practices in the energy sector and prohibits discriminatory border restrictions and export taxes. NAFTA also contemplates clearer disciplines on regulators to ensure fair implementation of any regulatory changes and to minimize disruption of contractual arrangements, which is important for Canadian natural gas exports.

Employees

We presently have no employees.   We hire consultants as required and rely on present management, being the directors and officers, to direct our business.   We will need to hire employees with experience in the oil and gas industry as we implement our business plan to grow the Company by acquisition of producing oil and gas assets and exploration and development properties where the Company may participate in drilling or in the acquisition of any business in the oil and gas industry.  As we  grow through acquisitions we will require employees with oil and gas expertise to review potential acquisitions and accounting and administrative staff to manage revenues and expenditures.  We intend to hire these employees as it raises capital and completes acquisitions requiring these employees.   Should we find a property or properties of merit which would require an operator, we would need to hire additional staff for operations.

REGULATORY MATTERS AFFECTING OUR BUSINESS

Environment and Safety

Our oil and gas acquisitions will be  subject to numerous federal, state and local laws and regulations relating to environmental protection from the time oil and gas projects commence until abandonment. These laws and regulations govern, among other things, the amounts and types of substances and materials that may be released into the environment, the issuance of permits in connection with exploration, drilling and production activities, the release of emissions into the atmosphere, the discharge and disposition of generated waste materials, offshore oil and gas operations, the reclamation and abandonment of wells and facility sites and the remediation of contaminated sites. In addition, these laws and regulations may impose substantial liabilities for the failure to comply with them or for any contamination resulting from the operations associated with our assets.  Laws and regulations protecting the environment have become more stringent in recent years, and may in certain circumstances impose "strict liability," rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. Such laws and regulations may expose us to liability for the conduct of or conditions caused by others, or for acts of Samoyed which were in compliance with all applicable laws at the time such acts were performed. The application of these requirements or the adoption of new requirements could have a material adverse effect on our financial position and results of operations.

We take the issue of environmental stewardship very seriously and will work diligently with our operators to insure that compliance with applicable environmental and safety rules and regulations. However, because environmental laws and regulations are becoming increasingly more stringent, there can be no assurances that such laws and regulations or any environmental law or regulation enacted in the future will not have a material effect on our operations or financial condition.

Exploration and Operating Risks

Our business will be  subject to all of the operating risks normally associated with the exploration for and production of oil and gas, including blowouts, cratering and fire, any of which could result in damage to, or destruction of, oil and gas wells or formations or production facilities and other property and injury to persons. As protection against financial loss resulting from these operating hazards, Samoyed will maintain, through its operators, insurance coverage, including certain physical damage, employer's liability, comprehensive general liability and worker's compensation insurance. Although we are not insured against all risks in all aspects of its business, such as political risk, business interruption risk and risk of major terrorist attacks, we believe that this coverage is customary for companies engaged in similar operations. The occurrence of a significant event against which we are not fully insured would have a material adverse effect on our financial position.

Competition

Our competition comes from other oil and gas companies that are acquiring oil and gas assets that we would contemplate acquiring due to its investment and capital costs compared to our financial capabilities.  Since our financial resources are severely limited at this time, we are at a distinct disadvantage when competing against companies with significant assets.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry that would give cause for any patent, trademark or license infringements or violations.  Samoyed has not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

At present Samoyed does not hold any intellectual property nor does it anticipate that it will have any need for any intellectual property.

Research and Development Activities and Costs

Samoyed has not incurred any costs to date and has no plans to undertake any research and development activities.

Facilities

We do not own or rent facilities of any kind. At present we are operating from our principal office address that is located within the offices of our President, who provides this space free of charge. We will continue to use this space for our executive offices for the foreseeable future.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  Samoyed uses words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus.  Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, or changes in general economic conditions and those other factors set out in this prospectus.

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials on, Form 10-KSB.  We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-QSB, and current reports on Form 8-K.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Item 17. Plan of Operation

Samoyed Energy Corp. is a development stage company with no operations, no revenue, no financial backing and few assets. Our plan of operations is to establish ourselves as an oil and gas company with both production and exploration properties.

During the first stages of Samoyed’s growth the officers and directors will provide all the management to further the sourcing of oil and gas properties at no charge. Since we intend to operate with very limited administrative support, the officers and directors will continue to be responsible for these duties for at least the first year of operations.  We may need to hire industry experts to review properties prior to undertaking any acquisitions.  We have provided for the funds to hire these experts in our budget from the funds to be raised under this prospectus.

How long Samoyed will be able to satisfy its cash requirements, and whether we will require additional outside funding in the next twelve months (12) depends on how quickly our company can generate revenue and how much revenue can be generated. At the present time we only have funds available to complete the expenses of this offering. However, should we raise the entire $300,000 we are seeking from this offering, management is of the opinion that no further funds need be required for the operation of Samoyed’s business for the twelve month period following the completion of this offering.  If we fail to raise any portion of the $300,000 we are seeking from this offering, then we will have to find other methods to raise additional funds.  At this time, there are no anticipated sources of additional funds in place.

If we are unable to raise additional funding through this offering or from other sources, we will not be able to survive more than several months. In that event, it will be critical that we begin to realize revenues as quickly as possible. We will require additional funding from either outside sources or from reserves to survive past our first year of operation.

We are confident we can meet our financial obligations and pursue our plan of operations if we can raise $300,000 through this offering.

There are also no plans or expectations to purchase or sell any significant equipment in the first year of operations. Management also has no intention of hiring any employees during the first year of operations, unless there is sufficient revenue from operations to do so.

During the first year of operations, we will concentrate our efforts exclusively on identifying and acquiring oil and properties of merit, either production or exploration, in the Provinces of Saskatchewan, Alberta and British Columbia, Canada.

We currently do not have the $300,000 needed to commence our operations, nor do we have a source to supply the necessary funding if we are unsuccessful in raising the capital through this offering. Samoyed believes that it will take from two (2) to three (3) months to raise capital for completion of the development of the business after this prospectus becomes effective.

During our first year of operations, we expect to identify and acquire at least one oil and gas property of merit.   We cannot determine at this time whether this will be an exploration property or a producing property.  If it is an exploration property we will need to drill a well, which will be required to be successful in order to be able to commence revenues.  If we acquire a producing property we will expect revenues to commence upon acquisition.

Milestones

As soon as sufficient funds are available from this offering, we intend to immediately start to review potential oil and gas acquisitions.

Members of our management will initially operate from their homes and our President will provide an office free of charge.  For the first three months we expect that we will review potential acquisitions and determine at least one suitable acquisition to fit with our business plan.

Dependent on the type of property we acquire, we will either be required to drill a well or wells, in order to commence revenues or we may acquire a producing property which would mean that revenues should commence within 30 days of the acquisition of the property.  We cannot at this time state with certainty how long it will take to find a suitable acquisition for which we will have sufficient funds or if we do find an acquisition which is an exploration or development property,  how long it will take  to drill a well.   Further, there can be no guarantees that if we drill a well we will be successful in being able to produce oil or gas in sufficient quantities to sustain operations.

By the fourth month we intend to have found a suitable oil and gas property.  We will initially seek a property which is in production and will generate revenue or hope to also find a suitable exploration and development property for new drilling to expand our revenue base.  We expect that our projected budget of $240,000US based on present costs of $25,000USD per flowing barrel of oil would equate to a production property of approximately 10 barrels per day which should generate approximately $300.00US net per day of revenue after costs of production and royalties.  This expectation is based on the present experience of our President who is a director of an existing oil and gas company.  Should Samoyed be unable to negotiate a reasonable price for a producing property then they will look to negotiate the acquisition of working interests into low risk drilling prospects.  It is expected that $240,000.00US would be more than adequate to purchase some working interests in two or three drilling prospects, which we would expect would be situated in one of our core areas.

By the sixth month we plan to have at least one producing well and one exploration property on which we can start drilling.  We expect that we will either be able to fund this growth from existing revenues or by loans or equity financings.

At the current time, Samoyed has not commenced any operations in regard to outsourcing properties.  We will start to develop leads and review properties with the filing of this prospectus, however, we will be unable to finalize any agreements until such time as this prospectus goes effective and we have raised sufficient funds to make an acquisition.  It is possible that during the review of this prospectus we could find an acquisition that would fit within our business plan, in which case, we will look to raise funds for this acquisition by way of loans or  convertible debentures, or the sale of additional shares.

Expenditures

The following chart provides an overview of our budgeted expenditures, by major area of activity, for Samoyed to remain operational for the twelve (12) month period upon effectiveness of this prospectus.

Expenses Exploration and development activities Legal and Accounting Consulting Office Furniture, Equipment and Supplies Miscellaneous Administration Expenses Total	240,000 20,000 10,000 15,000 15,000 $300,000

The above expenditure items are defined as follows:

Exploration and Development Activities:  This item refers to the cost of acquiring an oil and gas prospect which may be either a producing property or a property which will require drilling.  We expect to be incurring these costs beginning during the third month of operations after the effective date of this prospectus, and we expect that we will need all of these funds should we identify a suitable property.

Legal and Accounting:  This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company. It will also cover the cost of preparation of appropriate agreements and documents. We expect to be making these expenditures throughout the year, commencing on the effective date of this registration.

Consulting:  This expenditure item refers to the total cost of consulting with industry experts. We expect to retain outside geologists and engineers to review any properties before they are acquired.

Office Furniture, Equipment and Supplies:  This expenditure refers to items such as photocopier, fax machine, scanner, telephone system, shredder, binding machine, fire retardant filing cabinets and other similar office requirements.  Samoyed expects to begin making these purchases during the fourth month of operations after the effective date of this prospectus.

Miscellaneous Administration Expenses:  This expense refers to any miscellaneous costs that have not been otherwise listed - such as bank service charges and sundry items.  This amount will cover such costs during the first year of operation.

As previously noted, we have raised $35,000 from the sale of stock to affiliates, officers and directors.  To date we have paid $5,050 of the expenses associated with this offering, which we anticipate to total $31,250.  On September 30, 2005 we had $29,950 in cash on hand.  After the remaining $26,200 is used to complete this offering, we expect to have $3,750 to apply to our expenditures during the next twelve (12) month period from the effective date of this prospectus. Should we raise the entire $300,000 we are seeking from this offering together with the $3,750 cash remaining after the offering expenses are paid, management is of the opinion that no further funds need be required for the operation of Samoyed’s business for the twelve month period following the completion of this Offering. If we fail to raise any portion of the $300,000 we are seeking from this offering, then we will have to find other methods to raise additional funds. At this time, there are no anticipated sources of additional funds in place.

We are confident we can meet our financial obligations and pursue our plan of operations if we can raise the amount of funding as contemplated by this Offering, and begin collecting revenue from operations within the first six months of this prospectus becoming effective.

Item 18. Description of Property

Samoyed does not own any property, real or otherwise.  For the first year, we will conduct our administrative affairs from the office of Mr. Yee, our President, at no cost to Samoyed.

We do not have any investments or interests in any real estate.  Our company does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

Item 19. Certain Relationships and Related Transactions

Other than the stock transactions discussed below, Samoyed has not entered into any transaction nor are there any proposed transactions in which any director, executive officer, shareholder of Samoyed or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Mr. Christopher Yee, Mr. Dan Koyich, Mr. Dave Burroughs and Mr. Wally Yee, each purchased 500,000 shares of our common stock on September 23, 2005, in a private offering at a price of $0.01 per share for a total of $20,000.

There are no promoters being used in relation to this offering, except for Samoyed’s officers and directors who will be selling the securities offered by the Company and who may be deemed to be promoters under Rule 405 of Regulation C promulgated by the Securities and Exchange Commission under the Securities Act of 1933.  No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us.  No assets will be, nor are expected to be, acquired from any promoter on behalf of our company.  We have not entered into any agreements that require disclosure to our shareholders.

Mr. Wally Yee, who is a director of the Company, is the brother of Mr. Christopher Yee, a director and the President of the Company.

Item 20. Market for Common Equity and Related Stockholder Matters

Market Information

Currently there is no public trading market for our stock, and we have not applied to have Samoyed’s common stock listed.  We intend to apply to have our common stock quoted on the OTC Bulletin Board.  No trading symbol has yet been assigned.

Rules Governing Low-Price Stocks that May Affect Our Shareholders' Ability to Resell Shares of Our Common Stock

Our stock currently is not traded on any stock exchange or quoted on any stock quotation system.  Upon the registration statement in which this prospectus is included becoming effective, we will apply for quotation of our common stock on the OTC/BB.  Companies whose stock is quoted on the OTC/BB do not have any filing, reporting or listing requirements with the Nasdaq Stock Market, Inc. or the NASD.  Such companies are subject to the periodic reporting requirements of the SEC.

Quotations on the OTC/BB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions.  Samoyed’s common stock may be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks".  Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share.  Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC/Bulletin Board or “OTC/BB”. Following the date that the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with the NASD an application on Form 15c(2)(11) for approval for our shares to be quoted on the OTC/BB. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC/BB, it is very likely that our stock will be considered a “penny stock”. In that case, purchases and sales of our shares will be generally facilitated by NASD broker-dealers who act as market makers for our shares.  The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers are may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Unless the transaction is otherwise exempt, the penny stock rules require broker-dealers, prior to a transaction in a penny stock by someone other than an established customer or an “accredited investor”,  to make a special suitability determination for the purchaser to receive the purchaser’s written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock.  In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Generally, an individual is regarded as an “accredited investor” if he or she has a net worth in excess of $1 million or an annual income in excess of $200,000, or $300,000 together with his or her spouse.

Holders

As of the filing of this prospectus, we have seven (7) shareholders of record of Samoyed common stock.

Rule 144 Shares.

A total of 3,500,000 shares of the common stock will be available for resale to the public after September 28, 2006 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of Samoyed common stock then outstanding which, in this case, will equal approximately 28,200 shares as of the date of this prospectus; or the average weekly trading volume of Samoyed common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about Samoyed. Under Rule 144(k), a person who is not one of Samoyed’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are Samoyed affiliates hold 2,000,000 shares, which may be sold pursuant to Rule 144 after September 30, 2006.

Dividends.

As of the filing of this prospectus, we have not paid any dividends to our shareholders. There are no restrictions which would limit the ability of Samoyed to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend: Samoyed would not be able to pay its debts as they become due in the usual course of business; or its total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Difficulty To Resell Samoyed Stock, As The Company Has No Expectations To Pay Cash Dividends In The Near Future

The holders of our common stock are entitled to receive dividends when, and if, declared by the board of directors.  We will not be paying cash dividends in the foreseeable future, but instead we will be retaining any and all earnings to finance the growth of our business.  To date, we have not paid cash dividends on our common stock.  This lack of an ongoing return on investment may make it difficult to sell our common stock and if the stock is sold the seller may be forced to sell the stock at a loss.

Item 21. Executive Compensation

From the date of inception through the date of this prospectus, our executive officers have not currently received and are not accruing any compensation.  The officers anticipate that they will not receive, accrue, earn, be paid or awarded any compensation during the first year of operations.

Item 22. Financial Statements

The audited financial statements of Samoyed appear on pages F-1 through F-9:

Item 23. Changes In and Disagreements With Accountants on Accounting and Financial Disclosures

Not applicable.

SAMOYED ENERGY CORP.

(A Development Stage Company)

REPORT AND FINANCIAL STATEMENTS

September 30, 2005

(Stated in US Dollars)

Smith & Company

A Professional Corporation of Certified Public Accountants

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Officers and Directors

Samoyed Energy Corp.

Calgary, Alberta

We have audited the accompanying balance sheet of Samoyed Energy Corp. (a Nevada development stage corporation) as of September 30, 2005, and the related statements of operations, stockholders’ equity, and cash flows for the period from August 31, 2005 (date of inception) to September 30, 2005.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board ( United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Samoyed Energy Corp. as of September 30, 2005, and the results of its operations,  stockholders’ equity, and its cash flows for the period from August 31, 2005 (date of inception) to September 30, 2005 in  conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company is in the development stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Smith & Company

Certified Public Accountants

Salt Lake City, Utah

October 12, 2005

SAMOYED ENERGY CORP.

(A Development Stage Company)

BALANCE SHEET

September 30, 2005

(Stated in US Dollars)

ASSETS
Current
Cash	$ 29,950
Prepaid expense	5,000

$ 34,950

LIABILITIES
Current
Accounts payable and accrued liabilities	$ 1,250

STOCKHOLDERS’ EQUITY
Capital stock – Notes 3 and 5
Authorized:
75,000,000 common shares, par value $0.001 per share
Issued and outstanding:
3,500,000 common shares
Additional Paid in Capital	31,500
Deficit accumulated during the development stage	(1,300)

33,700

$ 34,950

SAMOYED ENERGY CORP.

(A Development Stage Company)

STATEMENT OF OPERATIONS

for the period from August 31, 2005 (Date of Incorporation) to September 30, 2005

(Stated in US Dollars)

Expenses
Organizational costs	$ 1,250
Professional fees	-
Office and administration	50

Net loss for the period	(1,300)

Basic and diluted loss per share	$ (0.00)

Weighted average number of shares outstanding	3,500,000

SAMOYED ENERGY CORP.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

for the period from August 31, 2005 (Date of Incorporation) to September 30, 2005

(Stated in US Dollars)

Cash flows used in Operating Activities
Net loss for the period	$ (1,300)
Adjustment to reconcile net loss to net cash used by operating activities
Prepaid expenses	(5,000)
Accounts payable and accrued liabilities	1,250

(5,050)

Cash flows from Financing Activity
Issuance of common shares	35,000

Increase in cash during the period	29,950

Cash, beginning of period	-

Cash, end of period	$ 29,950

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$ -

Income taxes	$ -

SAMOYED ENERGY CORP.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

for the period from August 31, 2005 (Date of Incorporation) to September 30, 2005

(Stated in US Dollars)

				Deficit
				Accumulated
			Additional	during the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total
Capital stock issued for cash – at $0.01	3,500,000	$ 3,500	$ 31,500	$ -	$ 35,000
Net loss for the period	-	-	-	(1,300)	(1,300)

Balance, September 30, 2005	3,500,000	$ 3,500	$ 31,500	$ (1,300)	$ 33,700

SAMOYED ENERGY CORP.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2005

(Stated in US Dollars)

Note 1

Nature and Continuance of Operations

a)

Organization

The Company was incorporated in the State of Nevada, United States of America on August 31, 2005.  The Company’s year-end is August 31.

b)

Development Stage Activities

The Company is in the development stage and has not yet realized any revenues from its planned operations.  The Company intends to operate in Canada as an oil and gas exploration, development, production and acquisition company.  As at the date hereof, the Company has no interest in oil and gas properties.

These financial statements have been prepared on a going concern basis.  The Company has accumulated a deficit of $1,300 since inception.  Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

Note 2

Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment.  Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)

Organizational and Start-up Costs

Costs of start-up activities, including organizational costs, are expensed as incurred.

b)

Development Stage Company

The Company is a development stage company as defined in Statement of Financial Accounting Standards No. 7.  The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced.  All losses accumulated since inception has been considered as part of the Company’s development stage activities.

c)

Offering Expenses

The company proposes to file a Form SB-2 Registration Statement to offer to the public up to 3,000,000 common shares at $0.10 per share.  The $31,250 estimated costs relating to this Registration Statement will be charged to capital.

SAMOYED ENERGY CORP.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2005

(Stated in US Dollars)

Note 2

Significant Accounting Policies – (cont’d)

d)

Income Taxes

The Company has adopted Statement of Financial Accounting Standards (“SFAS”) No. 109 – “Accounting for Income Taxes”.  SFAS No. 109 requires the use of the asset and liability method of accounting of income taxes.  Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

e)

Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At September 30, 2005, the Company had no stock equivalents that were anti-dilutive and excluded in the loss per share computation.

f)

Financial Instruments

The carrying value of the Company’s financial instruments, consisting of cash and accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

g)

Foreign Currency Translation

The Company’s functional currency is Canadian dollars as all of the Company’s operations are in Canada.  The Company used the United States of America dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission and in accordance with Statement of Financial Accounting No. 52.

Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the year and are included in the Comprehensive Income Account in Stockholders’ Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the Company are translated using the exchange rate in effect as of the transaction date.  Any exchange gains or losses are included in the Statement of Operations.

h)

New Accounting Standards

Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

SAMOYED ENERGY CORP.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2005

(Stated in US Dollars)

Note 3

Common Stock

The Company’s authorized common stock consists of 75,000,000 shares with a par value of $0.001 per share.

On September 23, 2005, the Company issued 3,500,000 shares of common stock at $0.01 per share for cash totaling $35,000.

Note 4

Deferred Tax Assets

The following table summarizes the significant components of the Company’s deferred tax assets:

Total
Deferred Tax Assets
Non-capital loss carry forward	$ -
Valuation allowance for deferred tax asset	-

$ -

The amount taking into income as deferred tax assets must reflect that portion of the income tax loss carry forwards that is likely to be realized from future operations.  The Company has chosen to provide an allowance of 100% against all available income tax loss carry forwards, regardless of their time of expiry.

At September 30, 2005, the Company has accumulated non-capital losses totaling $ nil, which are available to reduce taxable income in future taxation years.  These losses expire beginning in 2024.

Note 5

Related Party Transactions

During the period August 31, 2005, (Date of Incorporation) to September 30, 2005, the Company issued 3,500,000 shares of common stock for $35,000 to directors, close friends and business associates of the Company.

Note 6

Commitment

The Company intends to file a Form SB–2 Registration Statement to offer to the public up to 3,000,000 common shares at $0.10 per share.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  Samoyed’s Articles of Incorporation do not specifically limit the directors’ immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with Samoyed or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Samoyed’s bylaws provide that we will indemnify the directors to the fullest extent not prohibited by Nevada law; provided, however, that Samoyed may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of Samoyed, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by it to an officer of Samoyed except by reason of the fact that such officer is or was a director of Samoyed in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of Samoyed.

Item 25. Other Expenses of Issuance and Distribution

We have, or will expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Attorney Fees	$25,000
Audit Fees	2,000
Incorporation Fees	1,250
SEC Registration and Blue Sky Registration	10
Printing Costs and Miscellaneous Expenses	990
Transfer Agent Fees	2,000
Total	$31,250

Item 26. Recent Sales of Unregistered Securities

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on one occasion.

During the period from September 1, 2005 to September 30, 2005, a private offering was completed, under which 3,500,000 shares of common stock were sold by subscription at a price of $0.01 per share to eleven (11) shareholders for $35,000. Neither we nor any person acting on our behalf offered or sold these securities by any form of general solicitation or general advertising. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom. Each purchaser represented to us that he was purchasing the securities for his own account and not for the account of any other persons. Each purchaser was provided with written disclosure that the securities have not been registered under the Securities Act of 1933 and therefore cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom. No underwriters were used, and no commissions or other remuneration was paid except to Samoyed. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933.

Samoyed qualified for an exemption from registration under Rule 504 for these issuances since it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, is not an investment company, it had a specific business plan at the time it sold the securities, it was not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933. Neither Samoyed nor any person acting on its behalf offered or sold any of the securities by any form of general solicitation or general advertising. The securities sold are restricted shares; the purchasers were informed that the securities cannot be resold without the securities being registered under the Securities Act of 1933 or an exemption therefrom.  Samoyed exercised reasonable care to assure that the purchases were not underwritten within the meaning of section 2(a)(11) of this Act including but not limited to the placement of a restrictive legend on the certificates representing the shares, and the aggregate offering price was less that $1,000,000.

The following table provides details of all stock sales transactions that have taken place during the period from Samoyed’s formation, on August 31, 2005, to the date of this Registration Statement.

Stock Purchaser’s Name	Date of Purchase	Total Number of Shares Purchased
Dave Burroughs	September 23, 2005	500,000
Christopher Yee	September 23, 2005	500,000
Daniel Koyich	September 23, 2005	500,000
Wally Yee	September 23, 2005	500,000
W. Scott Lawler	September 23, 2005	166,667
Caribbean Overseas Investments Ltd.	September 23, 2005	166,666
Buccaneer Holdings Inc.	September 23, 2005	166,667
Scott Koyich	September 23, 2005	500,000
Derrek Moore	September 23, 2005	166,666
Robert Moore	September 23, 2005	166,667
Pam Johnston	September 23, 2005	166,667
Total		3,500,000

Item 27. Exhibits

Number	Description
3.1	Articles of Incorporation.	Filed herewith
3.2	Bylaws.	Filed herewith
5	Legality opinion	Filed herewith
23.1	Consent of attorney	Included in Exhibit 5
23.2	Consent of independent auditor	Filed herewith
24	Power of Attorney	Filed herewith

Item 28. Undertakings

Samoyed hereby undertakes the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, Samoyed has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, Samoyed will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and Samoyed will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on October 28, 2005.

SAMOYED ENERGY CORP.

By:    /s/ Christopher Yee

Name:  Christopher Yee

Title:    President, Principal Executive Officer and Member of the Board of Directors

/s/ Christopher Yee

President, Principle Executive Officer

October

28, 2005

Christopher Yee

and Member of the Board of Directors

/s/ Dan Koyich

Dan Koyich

October 28, 2005

Dan Koyich

Secretary-Treasurer, Principal Financial Officer

and Principal Accounting Officer and Member of

the Board of Directors

/s/ Dave Burroughs

Dave Burroughs

October 28, 2005

Dave Burroughs

Director

/s/ Wally Yee

Wally Yee

October

28, 2005

Wally Yee

Director